UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2014

POWERSHARES DB COMMODITY INDEX TRACKING FUND

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32726	32-6042243
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer ID Number)

c/o DB Commodity Services LLC 60 Wall Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

(212) 250-5883

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant.

DB Commodity Services LLC (“DBCS”) is the managing owner of PowerShares DB Commodity Index Tracking Fund (the “Fund”), with sole and exclusive power to direct the business and affairs of the Fund.

On October 24, 2014, DBCS, DB U.S. Financial Markets Holding Corporation (“DBUSH”) and Invesco PowerShares Capital Management LLC (“Invesco”) entered into an Asset Purchase Agreement (the “Agreement”). DBCS is a wholly-owned subsidiary of DBUSH. DBCS has agreed to transfer and sell to Invesco all of DBCS’ interest in the Fund, including the sole and exclusive power to direct the business and affairs of the Fund, as well as certain other assets pertaining to the management of the Fund, pursuant to the terms and conditions of the Agreement (the “Transaction”).

Upon consummation of the Transaction, Invesco will become the managing owner, commodity pool operator and commodity trading advisor of the Fund, in replacement of DBCS. Consequently, consummation of the Transaction will constitute a change of control in respect of the Fund.

The consummation of the Transaction is subject to the satisfaction of customary closing conditions, certain approvals, including shareholder consent, and regulatory filings.

Upon consummation of the Transaction, Deutsche Bank Securities Inc. (“DBSI”) and Invesco will enter into agreements pursuant to which DBSI will provide, or will arrange for third parties to provide, certain services for Invesco relating to certain commodities indices sponsored by DBSI or its affiliates.

A press release regarding the Transaction is filed as an Exhibit hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PowerShares DB Commodity Index Tracking Fund

By:	DB Commodity Services LLC, its Managing Owner

	By:	/s/ Martin Kremenstein
	Name:	Martin Kremenstein
	Title:	Chief Executive Officer

	By:	/s/ Michael Gilligan
	Name:	Michael Gilligan
	Title:	Chief Financial Officer

Date: October 29, 2014

POWERSHARES DB COMMODITY INDEX TRACKING FUND

FORM 8-K

INDEX TO EXHIBITS

Exhibits

Exhibit 99.1    Press Release.

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